Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2011 reflects the adjustments necessary to present the historical Footstar, Inc. consolidated statement of operations on a going concern basis of accounting from a liquidation basis of accounting and then combines the going concern basis adjusted Footstar, Inc. consolidated statement of operations for the year ended January 1, 2011 with the historical CPEX, Inc. consolidated statement of operations for the year ended December 31, 2010, giving effect to the acquisition of CPEX by Footstar as if it had occurred on January 3, 2010. The unaudited pro forma condensed combined balance sheet reflects the adjustments necessary to present the historical Footstar, Inc. consolidated balance sheet on a going concern basis of accounting from a liquidation basis of accounting and then combines the going concern basis adjusted Footstar, Inc. consolidated balance sheet at January 1, 2011 with the historical CPEX, Inc. consolidated balance sheet at December 31, 2010, giving effect to the acquisition of CPEX by Footstar as if it had occurred on January 1, 2011. Additionally, these unaudited pro forma financial statements give effect to the financing obtained related to the CPEX acquisition, including the contribution to FCB I Holdings Inc. of the 19.5% non-controlling shareholder.

The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of Footstar, Inc. that would have actually resulted had the acquisition of CPEX been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impact of any potential operational efficiencies, cost savings or economies of scale that Footstar may achieve with respect to the combined operations of Footstar and CPEX.

FOOTSTAR, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JANUARY 1, 2011
	Historical Footstar, Inc. *	Footstar, Inc. Adjustments		Footstar, Inc. Adjusted	Historical CPEX Pharmaceuticals Inc. *	Pro forma Adjustments		Pro forma
ASSETS
Current Assets
Cash & cash equivalents	$8,719,993	$-		$8,719,993	$22,156,875	$(12,155,190)	c	$16,115,028
						780,000	e
						(886,650)	h
						(2,500,000)	f
Restricted cash	-	-		-	-	2,500,000	f	2,500,000
Accounts receivable	-	-		-	6,427,593	-		6,427,593
Real Estate	6,172,500	-		6,172,500	-	-		6,172,500
Prepaid expenses	1,550,367	-		1,550,367	700,887	-		2,251,254
Short-tern deferred tax asset	-	-		-	305,668	(305,668)	l	-
Total current assets	16,442,860	$-		16,442,860	29,591,023	(12,567,508)		33,466,375
Non-current Assets
Fixed assets	-	-		-	2,182,936	-		2,182,936
Intangible assets	-	-		-	1,663,679	70,897,056	g	72,560,735
Notes receivable	-	-		-	326,918	-		326,918
Long-tern deferred tax asset	-	-		-	1,582,297	(1,582,297)	l	-
Deferred financing costs	-	-		-	-	886,650	h	886,650
Total non-current assets	-	-			5,755,830	70,201,409		75,957,239
Total Assets	$16,442,860	$-		$16,442,860	$35,346,853	$57,633,901		$109,423,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable & accrued expenses	$4,164,757	$(3,075,836)	i	$1,088,921	$2,141,860	$725,259	d	$3,956,040
Income taxes payable	-	-		-	1,534,982	-		1,534,982
Notes payable – Short-term	-	-		-	-	15,000,000	b	15,000,000
Total current liabilities	4,164,757	(3,075,836)		1,088,921	3,676,842	15,725,259		20,491,022
Other Liabilities
Other long-tern liabilities	2,495,335	(1,301,397)	j	1,193,938	-	-		1,193,938
Deferred tax liability	-	-		-	-	25,298,653	l	25,298,653
Notes payable – Long-term	-	-		-	-	47,500,000	b	47,500,000
Total other liabilities	2,495,335	(1,301,397)		1,193,938	-	72,798,653		73,992,591
Total Liabilities	6,660,092	(4,377,233)		2,282,859	3,676,842	88,523,912		94,483,613
EQUITY
Stockholders’ equity
Common Stock	-	322,870	k	322,870	26,169	(26,169)	a	322,870
Additional paid in capital	-	244,438,669	k	244,438,669	28,760,297	(28,760,297)	a	244,438,669
Treasury stock	-	(234,978,771)	k	(234,978,771)	-	-		(234,978,771)
Retained earnings	-	4,377,233		4,377,233	2,883,545	(2,883,545)	a	4,377,233
Non-controlling interest	-	-		-	-	780,000	e	780,000
Total stockholders’ equity		14,160,001		14,160,001	31,670,011	(30,890,011)		14,940,001
Net Assets in liquidation	9,782,768	(9,782,768)	k	-	-	-		-
Total Liabilities and Stockholders’ Equity	$-	$-		$16,442,860	$35,346,853	$57,633,901		$109,423,614

*	Derived from audited financial information (Historical Footstar, Inc. is as of 1/1/2011 and Historical CPEX is as of 12/31/10)

FOOTSTAR, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 1, 2011

	Historical Footstar, Inc. *	Footstar, Inc. Adjustments	Footstar, Inc. Adjusted	Historical CPEX Pharmaceuticals Inc. *	Pro forma Adjustments		Pro forma
Revenue	$-	$-	$-	$23,297,017	$-		$23,297,017

Expenses
General, administrative and R&D expenses	-	2,198,462	2,198,462	16,286,014	414,196	q	18,898,672
Depreciation & amortization	-	-	-	702,907	4,726,470	n	5,429,377
Interest expense	-	61,400	61,400	2,148	10,799,858	o	10,863,406
Interest income	-	-	-	(101,611)	-		(101,611)
Income (loss) before Income Taxes	-	(2,259,862)	(2,259,862)	6,407,559	(15,940,524)		(11,792,827)
Benefit for income taxes	-	-	-	230,449	1,423,551	p	1,654,000
Net Income (loss) before non-controlling interest	-	(2,259,862)	(2,259,862)	6,638,008	(14,516,973)		(10,138,827)
Net income (loss) attributable to the Non-controlling interest	-	-	-	-	(1,536,398)	m	(1,536,398)
Net income (loss) attributable to controlling interest	$-	$(2,259,862)	$(2,259,862)	$6,638,008	$(12,980,575)		$(8,602,429)

Net Loss per Common Share
Basic & Diluted			$(0.10)				$(0.36)

Weighted average common shares Outstanding
Basic & Diluted			23,882,917				23,882,917

*	Derived from audited financial information (Historical Footstar, Inc. is for the year ended 1/1/11 and Historical CPEX is for the year ended 12/31/10)

Notes to Unaudited Pro Forma Condensed Financial Statements

1.	Purchase Price

The following table summarizes the components of the total consideration determined for accounting purposes under ASC Topic 805 for these pro-forma condensed combined financial statements and reflect the allocation of the purchase consideration based on managements estimate of the fair value of the CPEX Pharmaceuticals, Inc. assets and liabilities acquired assuming acquired as of January 1, 2011.

Components of consideration:
Cash paid to CPEX Pharmaceuticals, Inc. shareholders at closing	$75,380,449
CPEX liabilities assumed by Footstar	3,676,842
Gross consideration at closing	79,057,291
Less: net fair value of non-intangible acquired assets	(8,160,235)
Allocation to Intangible Asset	70,897,056

Allocation of consideration
Cash	$22,156,875
Accounts receivable	6,754,511
Tangible fixed assets	2,182,936
Fair value of non-intangible acquired assets	2,364,566
Other specific intangible asset specifically recorded in acquisition	70,897,056
Net Deferred tax liability	(25,298,653)
Gross assets	79,057,291
Less: current liabilities	(3,676,842)
Net assets to be acquired	$75,380,449

Direct acquisition costs, consisting of investment banking fees and legal fees directly related to the acquisition, are expensed as period costs, and are not capitalized. Financing costs amounted to $886,650. These costs were not expensed as acquisition costs, but treated as loan origination costs and are included in Deferred financing costs.

The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to Intangible Assets. The allocation of consideration is subject to change in the event that assumptions used in estimating fair values should change. Intangible assets are expected to be amortized using a straight-line method over its useful life.

2.	Pro-Forma Adjustments

Explanations of the adjustments to the unaudited pro-forma condensed combined balance sheet as of January 1, 2011 are as follows:

a.	To eliminate CPEX Pharmaceuticals, Inc. historical equity accounts
b.	To record Notes Payable for CPEX Pharmaceuticals, Inc. acquisition - $64.0 million obligation, net of $1.5 million Original Issue Discount
c.	To record cash disbursed for CPEX Pharmaceuticals, Inc. acquisition, net of debt proceeds
d.	To record portion of the purchase price as yet unpaid
e.	To record 19.5% shareholders Non-controlling interest in FCB I Holdings Inc.
f.	To record Interest Reserve as restricted cash
g.
To record the estimated fair value of the acquired intangible asset which represents the contractual right to acquire future cash flows pursuant to a royalty definitive agreement in place. Due to the nature of the contracts, this asset has a life of 180 months, which is considered in the amortization life of the 2010 pro forma adjustments in the statement of operations.

h.	To record the deferred financing costs
i.	To reverse Footstar Liquidation Accruals Short-term
j.	To reverse Footstar Liquidation Accruals Long-term
k.	To adjust Footstar Net Assets in Liquidation to Going Concern Accounting
l.	To record net tax liability related to Intangible asset

Explanations of the adjustments included in the unaudited pro-forma condensed combined statement of operations for the year ended January 1, 2011 are as follows:

m.	To record 19.5% shareholders Non-controlling interest in FCB I Holdings Inc.
n.	To record additional Intangible asset amortization - $60,897,056 straight-line amortized over 180 months
o.	To record interest expense on Notes Payable - $10,402,250 interest expense. $250,000 Original Issue Discount and $147,608 deferred financing fee expense straight-line over 72 months
p.	To record tax benefit from amortization of Intangible asset
q.	To record the estimated transaction costs